Exhibit 99.3

  TV Guide Inks New Licensing Deal; Falcon Picture Group To License TV Guide Brand for Collection of DVDs Featuring Classic Television
           Programming To Be Distributed by Genius Products

    NEW YORK--(BUSINESS WIRE)--Jan. 27, 2004--

      First DVD Collection to Hit Retail Stores in September 2004

    TV Guide Publishing Group Inc., the worldwide leader in television entertainment news and information for more than 50 years, announced today it signed a new licensing deal with Falcon Picture Group, bringing its powerful brand and expertise in on-screen entertainment to the fast-growing genre of TV shows on DVD.
    Under the multi-year deal with Falcon Picture Group, the Schaumburg, Ill.-based maker of DVDs, TV Guide will license a variety of TV Guide brand assets for use in the products and packaging of Falcon Picture Group's newest line, TV Guide brand classic television shows on DVD. Targeting all ages, these DVDs will utilize TV Guide's brand leadership and expertise for a line of digitally remastered classic television shows.
    Through its exclusive distribution agreement with Genius Products (OTCBB:GNPI), Falcon Picture Group is developing the first collection of 12 TV Guide brand DVDs, which will include "digitally remastered" classic television programming featuring The Andy Griffith Show, The Dick Van Dyke Show, The Lucy Show, The Milton Berle Show, The Burns & Allen Show, You Bet Your Life, The Adventures of Ozzie & Harriet, The Red Skelton Show, The Beverly Hillbillies, Bonanza and others. TV Guide brand DVDs will also feature famous Christmas episodes from a variety of series; Unaired Pilot episodes from series including The Munsters, Sea Hunt and others; the best in Sci-Fi and Western programming; and others to be determined. Genius Products will work with major retail outlets to distribute the first collection of 12 DVDs to retail stores in September 2004.
    "This deal marks another step in the evolution of the TV Guide brand, one of America's most recognized entertainment icons, as the licensing program continues to build on the nostalgia of the brand, while moving forward with natural, on-strategy product extensions," said Steve Scebelo, senior vice president, TV Guide Licensing. "Falcon Picture Group is an outstanding partner to create a collection of the highest-quality classic television programming on DVD and to establish the TV Guide brand's position in an industry expected to top $10 billion in sales this year."
    Falcon Picture Group will license television programs and work with public domain series to generate the content and package the DVD collections, using TV Guide's logo and magazine cover design art as part of the packaging. The DVDs will also contain an enormous amount of "Value Added Material" including TV Guide crossword puzzles, trivia questions, nostalgic advertisements, related feature articles from the magazine and commentary from TV Guide Magazine's Editorial team.
    Carl Amari, president of Falcon Picture Group said, "Classic television on DVD is a huge category at retail and having this relationship with TV Guide gives us an opportunity to be at the forefront. We're all very committed to developing a first-class product line that consumers will want to buy again and again."
    "We're excited to be working with TV Guide -- their brand is one of the most recognized icons in America. Now classic television fans will be able to watch their favorite programs digitally remastered on DVD anytime they want," said Klaus Moeller, CEO of Genius Products. "The TV Guide brand reaches over 100 million people on a weekly basis -- that's an audience larger than any prime-time television show. This agreement furthers Genius Product's mission to become a leading entertainment company, focused on creating, developing and acquiring rights to popular properties and brands."
    The deal was negotiated by SloaneVision Unlimited Inc., TV
Guide's licensing agency. SloaneVision will continue to work with TV Guide, Falcon Picture Group and Genius Products in the development and retail launch of the DVDs featuring television classics.
    "Each DVD collection will contain two disks with six television programs on each disk -- a total of 12 classic television programs in each collection with a suggested retail of $9.99. We plan to bring the line to retail in September in time for holiday gift-giving," said Mike Meader, president of Genius Products. "At a retail of under 10 dollars for 12 television programs -- six hours of programming -- we expect this to be a huge success. Future TV Guide collections will include The Lone Ranger, Dragnet, The Jack Benny Program, The Cisco Kid, One Step Beyond, Gangbusters and many, many others."
    The TV Guide DVDs will be sold via major retail outlets and will be promoted in TV Guide magazine and at www.tvguide.com. TV Guide DVDs will also be sold through the TV Guide Store (http://shop.tvguide.com), which provides licensees with the ability to sell directly to TV Guide's weekly audience of 100 million entertainment enthusiasts.
    Julie Ekelund, Genius Products' executive vice president of sales and marketing said, "We are very pleased to be working with TV Guide -- the most respected name in television today. We will be working closely with their editorial staff to ensure the highest quality programming and entertainment value available. We will also look to partner with retailers to create unique merchandising and promotional opportunities." Ekelund continued to say, "The addition of this TV Guide line of DVDs furthers our goal to become a leader in the exploding DVD market."
    Reaching more than 100 million consumers on a weekly basis, the TV Guide brand is one of the most widely recognized, trusted and valued brands in the world. TV Guide Licensing and Merchandising extends the power of the TV Guide brand by strategically partnering with leading manufacturers in a number of product categories, and by marketing its licensed products directly to users of TV Guide's various media platforms including TV Guide(R) Magazine, TV Guide Channel(R), TV Guide Interactive(R), and TV Guide Online(R). TV Guide Licensing and Merchandising is represented by SloaneVision Unlimited. More information on TV Guide Licensing and Merchandising is available at www.tvguide.com/licensing. TV Guide Licensing and Merchandising is a part of Gemstar-TV Guide International Inc.'s TV Guide Publishing Group.

    About Gemstar-TV Guide International Inc.

    Gemstar-TV Guide International Inc. is a leading media and technology company that develops, licenses, markets, and distributes technologies, products and services targeted at the television guidance and home entertainment needs of consumers worldwide. The company's businesses include: television media and publishing properties; interactive program guide services and products; and technology and intellectual property licensing. Additional information about the company can be found at www.gemstartvguide.com.
    Note to Editors: Gemstar and TV Guide are trademarks or registered trademarks of Gemstar-TV Guide International Inc. and/or its affiliates. The names of other companies and products used herein are for identification purposes only and may be trademarks of their respective owners.

    About Falcon Picture Group

    Falcon Picture Group LLC. is a multi-brand company that develops audio and video entertainment products including DVDs, video, CDs and cassettes. Falcon has license agreements to develop audio and/or video content under the brands TV Guide, AMC, The Twilight Zone, and BOZO the Clown. Falcon also produces the nationally syndicated radio series "The Twilight Zone Radio Dramas," hosted by Stacy Keach, heard on 100 radio stations, XM and SIRIUS Satellite radio, The BBC and all over the world through The American Forces Radio & Television Service. All of Falcon Picture Group's entertainment products are distributed exclusively through Genius Products Inc.

    About Genius Products Inc.

    Genius Products Inc. is a multi-brand company that designs and markets family entertainment products including DVDs, videos, CDs and cassettes. The products are sold under various brand names including Baby Genius, Kid Genius, AMC, Bozo the Clown, Paddington Bear, Raggedy Ann & Andy, Guess How Much I Love You, and the Snowman. The company's award-winning products are widely distributed at major retail stores nationwide such as Target, Wal-Mart, Toys R Us, Babies R Us, Borders, Best Buy, and Shopko. The company also licenses the Baby Genius brand to third party companies for a variety of products including, books, apparel and infant care products. Promotional partners include Kellogg's, The World Famous San Diego Zoo, Parents Magazine, Playtex, Fazoli's, and Child Magazine.

    Safe Harbor Statement

    Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect Genius Products' business, forecasts, projections, prospects, and cause results to differ from these forward-looking statements. Such risks and uncertainties include the company's ability to grow its business and other matters, which are described in the company's filings with the Securities and Exchange Commission.

    About Sloanevision Unlimited Inc.

    An award-winning licensing agency, SloaneVision Unlimited Inc.
(SVU) represents a select and diverse roster of global entities looking to maximize their brand's market potential in the licensing arena. Their client roster includes TV Guide, Cherished Teddies, Chicken Soup for the Soul, Club Med, Dairy Queen, Little League Baseball and ArtBeat Licensing.

    CONTACT: for TV Guide/Genius Products
             Shira Berk, 212-852-7336